                               ISONICS CORPORATION
                              LETTER OF TRANSMITTAL

     To accompany certificates representing Class A Warrants to acquire shares of common stock of Isonics Corporation, surrendered in exchange for certificates representing Class B Warrants; each Class B Warrant is exercisable for one share of common stock and one Class C Warrant to purchase shares of Isonics common stock. Please follow carefully the instructions below. You must deliver this transmittal letter, properly completed and signed, together with your original warrant certificate to the Exchange Agent not later than the close of business in New York City on April 30, 2001.

To: Continental Stock Transfer & Trust Company, Exchange Agent

     By US Postal Service or Overnight Courier:___________________ By Hand Delivery:_____________________

          Continental Stock Transfer & Trust Company
          Exchange Agent for Isonics Corporation
          2 Broadway
          New York, New York 10004

Ladies and Gentlemen:

     In connection with the offer by Isonics Corporation ("Isonics") to issue Class B Warrants, each exercisable for one share of common stock and one Class C Warrant to purchase shares of common stock of Isonics registered under the Securities Act of 1933 in exchange for Class A Warrants of Isonics, (the "Exchange Offer"), the undersigned hereby surrenders for exchange the warrant certificate(s) identified below representing Class B Warrants to purchase shares of common stock of Isonics. (IF I AM EXERCISING THE CLASS B WARRANTS AT THE SAME TIME I AM SUBMITTING THE CLASS A WARRANTS FOR EXCHANGE, I UNDERSTAND THAT I MUST ALSO COMPLETE THE INFORMATION RELATING TO THE EXERCISE OF THE WARRANT ON THE REVERSE SIDE OF THIS LETTER OF TRANSMITTAL.)

Name(s) and Address of Registered Owner(s)        Certificate(s)      Number of Warrants
As They Appear on Certificate(s)                  Surrendered         Represented by Warrant
                                                                      Certificate(s) and
                                                                      Exercise Price per Share


                                                  Total Warrants


     The undersigned represents that he/she has full authority to surrender the certificate(s) identified above and that except for the restrictions under the Securities Act of 1933, the Class A Warrants represented by such certificate(s) are free and clear of all liens, restrictions, charges, and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute any additional documents necessary to complete the surrender of the Class B Warrants represented by such certificate(s). All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall survive and not be affected by the death or incapacity of the undersigned. The undersigned hereby acknowledges that delivery of the certificate(s) identified above shall be affected, and risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to you.

     Please issue a Class B Warrant in the name(s) shown in the box above and deliver such certificates and check by mail to the address shown in the box above UNLESS contrary instructions are given in the box below.

     EXERCISE OF CLASS B WARRANT: If there is a current prospectus for the exercise of Class B Warrants, you may choose to exercise the Class B Warrants to be issued in exchange for the Class A Warrants at the same time you are submitting the Class A Warrants for exchange. To do so, you must initial and follow the instructions given below:

     ____ I hereby elect to exercise all Class B Warrants to be issued in exchange for the Class A Warrants I am surrendering for exchange;

     ____ I hereby tender the Class B Warrant certificates to be issued in exchange for the Class A Warrants;

     ____ I hereby tender the exercise price of the Class B Warrants (calculated by multiplying the number of Class B Warrants being exercised times $1.50 per share) in a check made payable to Isonics Corporation.

     I understand that the exercise is effective as of the date this Letter of Transmittal and all other required documents are received by the Exchange Agent provided that: all required documents are included; all required signatures have been included and signatures have been properly guaranteed; good funds are tendered; and I am a resident of a jurisdiction where the exercise of the Class B Warrants has been qualified under state law. If I am tendering a check, I understand that I must wait until the funds are cleared before any certificates will be issued.


                      SPECIAL DELIVERY INSTRUCTIONS

     Fill in ONLY if delivery of the certificates representing the Class B Warrants is to be mailed to an address OTHER than that appearing in the box above. Please see instruction 3.

          Mail or deliver Certificate to:

          Name: ____________________________
          (Please Print)

          Address: _________________________
         (Include Zip Code)




             ALL SHAREHOLDERS MUST SIGN IN THE SPACE PROVIDED BELOW



                                        X
                          (Signatures of Shareholders)

                                     Title:
                                    Name(s):

                                        X


                                 (Please Print)

Daytime Telephone Number
(including Area Code)

Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s). If signed by an officer of a corporation or others acting in a fiduciary or representative capacity, please provide the following information. See Instructions 2 and 5.

                                    MEDALLION
                            GUARANTEE OF SIGNATURE(S)

(See instruction 4)

                                  Name of firm:
                              Authorized Signature:



SUBSTITUTE          PART 1 Taxpayer Identification      Part II For Payee Exempt
FORM W-9            No.--For All Accounts From
                    Backup Withholding

                    Enter your taxpayer identification    Social Security Number
                    number in the appropriate box.                OR
                    For most individuals, this is your          Employer
                    social security number.               Identification Number

Payer's Request
for Taxpayer
Identification Number

Certification-Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number, or I am waiting for a number to be issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)  Any other information provided on this form is true, correct and complete.

     SIGNATURE: _____________________        DATE: __________________, 20__


     NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
           WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.

                                  INSTRUCTIONS

     Forming Part of the Terms and Conditions of this Letter of Transmittal

     1. USE OF LETTER OF TRANSMITTAL. This Letter of Transmittal, duly completed and signed, together with the surrendered certificates representing restricted shares and warrants to purchase restricted shares and any other documents required by these Instructions, should be sent by mail or overnight courier or delivered by hand to the Exchange Agent at the address set forth above. Delivery shall be affected, and risk of loss and title to the certificates representing restricted shares and warrants to purchase restricted shares shall pass, only upon actual delivery of such certificates to the Exchange Agent. THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. A return envelope is enclosed for your convenience.

     2. SIGNATURES. The signatures on this Letter of Transmittal must correspond exactly with the name(s) as written on the face of the surrendered certificates. In the case of joint tenants, all should sign. If the surrendered certificates are registered in different forms of the name of any person signing this Letter of Transmittal (e.g. "John Smith" on one certificate and "J. Smith" on another), it will be necessary for such person either to sign this Letter of Transmittal in each way in which the certificates are registered or to sign as many Letters of Transmittal as there are different name registrations. When signing as an agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or as an officer of a corporation on behalf of the corporation, please give your full name and title as such. If a certificate is registered in the name of joint owners with right of survivorship and one or more of the owners is deceased, the surviving owner(s) should sign the Letter of Transmittal and furnish a letter providing information concerning the death of the registered owner(s). It is only necessary to deliver to the Exchange Agent a properly signed Letter of Transmittal, together with the related surrendered certificates (it is not necessary to sign the back of such stock certificates).

     3. DELIVERY OF CERTIFICATES AND CHECK TO A DIFFERENT ADDRESS. If a certificate representing registered shares and/or warrants to purchase registered shares or check for cash in lieu of fractional shares, if any, is to be delivered to an address different from that appearing in the top box above, please complete the "Special Delivery Instructions" box above.

     4. CORRECTION OF, OR CHANGE IN, NAME. For a correction of name, or for a change in name which does not involve a change of ownership, proceed as follows:
(i) for a change in name by marriage, the surrendered certificates and this Letter of Transmittal should be endorsed or signed, e.g., "Mary Doe, now by marriage, Mary Jones" and (ii) for a correction in name, the surrendered certificates and this Letter of Transmittal should be endorsed or signed, e.g., "James E. Brown" incorrectly inscribed as "J.E. Brown." In such event, the signature on this Letter of Transmittal reflecting such correction or change must be guaranteed by a financial institution or brokerage firm having membership in good standing, in a recognized guarantee program [Securities Transfer Agents Medallion Program, New York Stock Exchange, Inc. Medallion Program, or the Stock Exchanges Medallion Program (the "Programs")]. No guarantee will be accepted if the aggregate value of the transaction exceeds the authorized limit as defined in the Program. Notaries Public CANNOT execute acceptable guarantees of signatures.

     5. SUPPORTING EVIDENCE. In case any Letter of Transmittal, certificate endorsement or stock power is executed by an agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of such corporation, there should be submitted with the Letter of Transmittal and surrendered certificates, documentary evidence of the authority of the person making such execution to assign, sell and transfer shares. Such documentary evidence of authority must be in the form satisfactory to the Exchange Agent. See Instructions 8 and 9.

     6. LOST OR STOLEN STOCK CERTIFICATES. If certificates representing restricted shares or warrants to purchase restricted shares have been lost or stolen, the Exchange Agent should be contacted in writing. The letter should include the certificate number(s) and number of shares/warrants that have been lost or stolen along with the holder's name and address. The Exchange Agent will forward affidavits for completion so that a bond or other satisfactory indemnity can be obtained, and to make other arrangements so that the lost certificates can be replaced and the shareholder may receive certificates representing registered shares, certificates representing warrants to purchase registered shares, and a check for cash in lieu of fractional shares, if any, in exchange for such restricted shares and warrants.

     7. MISCELLANEOUS. In the event that a surrender of certificates is defective, the Exchange Agent shall attempt, in consultation with ISONICS, to take such action as may be necessary to resolve promptly the irregularity, and in that connection, the Exchange Agent may use its best efforts to contact the appropriate capital shareholder by whatever means of communication it deems most expedient. ISONICS shall have the absolute right to reject any or all of such surrenders that are not in proper form and to waive any defects in or conditions of such surrender.

     8. INQUIRIES. All inquiries with respect to the surrender of certificates representing restricted shares or warrants in exchange for certificates representing registered shares or warrants, and a check for cash in lieu, if applicable, as well as requests for additional copies of this Letter of Transmittal, should be made directly to Continental Stock Transfer & Trust Company, Exchange Agent, at the address above or by telephoning 212-509-4000.